Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

Altamira Therapeutics Ltd

Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statements (Registration No. 333-232735, 333-252141, 333-278595 and 333-286392 on Form S-8 and Registration Statement Nos. 333-228121, 333-249347, 333-264298, 333-267584, 333-272338 and 333-276427 on Form F-3) of our report dated April 30, 2025, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO AG

/s/ Christoph Tschumi	/s/ Grégoire Weber

Zurich, April 30, 2025